UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 8, 2021

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond, Suite 550 Houston, Texas 77042 (713) 935-8900 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 895-8900

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers
On September 3, 2021, Ranger Energy Services, Inc. (the “Company”) announced that the board of directors has appointed Stuart Bodden as the President, Chief Executive Officer (“CEO”) and Director, effective September 1, 2021.
Mr. Bodden, 52, has over 20 years of oil field experience in companies throughout the United States and Southeast Asia. Stuart received his Bachelor of Science degree from Brown University and his Masters of Business Administration from The University of Texas, Austin. He was most recently the Chief Executive Officer for Express Energy Services, where he oversaw four different business lines in the Permian, Eagle Ford, Haynesville, Marcellus and Utica basins.
In connection with his appointment, Mr. Bodden, entered into an employment agreement with the Company, effective September 1, 2021, (the “Employment Agreement”). The Employment Agreement provides for an initial one-year term with automatic renewals for an additional one-year period unless written notice of non-renewal is delivered by either party at least 60 days prior to the expiration of the then-current initial term or renewal term. Under the Employment Agreement, Mr. Bodden, is entitled to receive an annualized base salary of $500,000 and eligible to receive a discretionary annual bonus with a value of up to 100% of his annualized salary. On or within the first ten days of the Effective Date (as defined in the Employment Agreement), Mr. Bodden, will receive a one-time award of performance stock units (“PSUs”) and restricted stock awards (“RSAs”) under the Ranger Energy Services, Inc. 2017 Long Term Incentive Plan (as amended from time to time, the “Plan”). The PSUs will have a target value, as of the applicable grant date, not less than 150% of his annualized salary, are subject to performance conditions and are eligible to be earned at the end of a three-year performance period. The RSAs will have a value, as of the applicable grant date, not less than 100% of his annualized salary and will vest in three substantially equal installments over a three-year period. The PSUs and RSAs are subject to Mr. Bodden,’s continued employment through the applicable vesting date or end of the performance period. In addition to this one-time award, Mr Bodden will be eligible to receive annual awards of PSUs and RSAs under the Plan beginning in calendar year 2022. The PSUs will have a target value, as of the applicable grant date, equal to 150% (75% for calendar year 2022) of his annualized salary and the RSAs will have a value, as of the applicable grant date, equal to 100% (50% for calendar year 2022) of his annualized salary. The PSUs and RSAs will vest in the same manner as the one-time awards and are subject to Mr. Bodden’s continued employment through the applicable vesting date or end of the performance period. The Employment Agreement further provides that Mr. Bodden, is eligible to participate in the Company’s standard employee benefits plans and programs.
Pursuant to the Employment Agreement, if Mr. Bodden,’s employment is terminated without Cause (as defined in the Employment Agreement) or by Mr. Bodden, for Good Reason (as defined in the Employment Agreement), subject to Mr. Bodden,’s execution (and non-revocation) of a release of claims in a form acceptable to the Company, Mr. Bodden, will receive (i) a severance payment equal to twelve months of his then-current annualized base salary, (ii) a pro-rated annual bonus, (iii) health insurance reimbursement for 12 months and (iv) acceleration of any unvested portion of his one-time award of RSAs as described above. If Mr. Bodden’s employment is terminated without Cause or by Mr. Bodden for Good Reason on or within 12 months following a Change in Control (as defined in the Plan), then all of his unvested time-based equity awards will be accelerated and all of his unvested performance-based equity awards will be accelerated based on actual performance through the termination date.
The Employment Agreement contains certain restrictive covenants applicable to Mr. Bodden,, including confidentiality, non-competition and non-soliciting obligations. The non-competition and non-solicitation obligations apply during the term of employment and generally for a period of 12 months post-termination.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.
On September 7, 2021, the Company entered into an indemnification agreement with Mr. Bodden, (the “Indemnification Agreement”) in connection with his role as CEO of the Company. The Indemnification Agreement requires the Company to indemnify Mr. Bodden, to the fullest extent permitted under Delaware law against liability that may arise by reason of his services to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the form Indemnification Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.
There are no family relationships between Mr. Bodden, and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Bodden, and any other persons pursuant to which he was selected as CEO.

Item 7.01    Regulation FD
On September 3, 2021, the Company issued a press release announcing its updated executive structure. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.
The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01    Financial Statements and Exhibits
Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement, dated as of September 1, 2021, by and between the Company and Stuart Bodden
10.2+	Indemnification Agreement, dated as of September 1, 2021 by and between the Company Stuart Bodden
99.1	Press Release dated September 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
_________________________
+    Compensatory plan or arrangement

THE INFORMATION FURNISHED UNDER ITEM 7.01 OF THIS CURRENT REPORT, INCLUDING EXHIBIT 99.1 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ J. Brandon Blossman	September 8, 2021
J. Brandon Blossman	Date
Chief Financial Officer
(Principal Financial Officer)